UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2017

D.R. Horton, Inc.

(Exact Name of the Registrant as Specified in Charter)

Delaware	1-14122	75-2386963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)

Registrant’s telephone number, including area code (817) 390-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2017, the Board of Directors (the “Board”) of D.R. Horton, Inc. (the “Company”) amended and restated its bylaws (the “Bylaws”) to approve certain amendments to implement proxy access and to make other changes to the Company’s Bylaws. The Bylaws became effective immediately upon their adoption by the Board. The key amendments to the Bylaws are summarized below.

•	A new Article II, Section 5 has been added to the Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock that are entitled to vote generally in the election of directors continuously for at least three years, to nominate and include in the Company’s proxy materials for an annual meeting of the stockholders, director nominees constituting up to 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the Bylaws.

•	A new Article II, Section 3 has been added to the Bylaws to require all director nominees, in connection with being nominated, to provide the Company with completed and signed questionnaires required of the Company’s directors and make certain representations to the Company regarding matters including disclosure of third-party compensation and compliance with Company policies.

•	In addition, the Bylaw amendments updated the advance notice provisions in Article I, Section 2 and Article II, Section 4. Among other things, the amendments: (a) accommodate the adoption of proxy access, (b) extend certain disclosure requirements to “control persons” to provide the Company and other stockholders with complete information about the economic and voting interests of stockholders seeking to submit nominations and other business through the advance notice process, (c) include certain defined terms, and (d) make certain other minor administrative, clarifying and conforming changes.

•	The amendments also update various provisions to align them with the Delaware General Corporation Law. These include provisions relating to: (a) written consents of directors in Article II, Section 10, (b) electronic notice and waivers in Article III, (c) stock certificates in Article V, and (d) record dates for stockholder meetings and other purposes in Article V, Section 4.

In addition to the amendments described above, the Bylaws include various conforming, technical and other non-substantive changes.

The above description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, a copy of which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibit:

3.1	Amended and Restated Bylaws of D.R. Horton, Inc., dated November 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2017	D.R. Horton, Inc.

	By:	/s/ Thomas B. Montano
Name: Thomas B. Montano
Title: Vice President and Secretary

3